EXHIBIT 99.1

            N e w s            R e l e a s e
For additional information, contact:
Joseph Stegmayer
Chairman and CEO
Phone: 602-256-6263
joes@cavco.com
On the Internet:
www.cavco.com

FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS THIRD QUARTER RESULTS
Sales $38.2 million
Net income $2.2 million
PHOENIX, AZ — (January 25, 2007) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the third quarter and first nine months of its fiscal year 2007 ended December 31, 2006.
     Net sales for the third quarter of fiscal 2007 were $38,189,000, down 16% from $45,320,000 for the third quarter of fiscal year 2006.
     Net income for the third quarter of $2,239,000 decreased 41% compared with $3,774,000 in the same quarter one year ago and net income per share based on basic weighted average shares outstanding was $0.35 versus $0.60. Net income per share based on diluted weighted average shares outstanding was $0.34 versus $0.56 last year. Included in net income for the third quarter of fiscal 2007 is income from discontinued retail operations of $134,000 or $0.02 per basic and diluted share, as compared to $252,000 or $0.04 per basic and diluted share during the same quarter one year ago.
     Income from continuing operations after income taxes for the third quarter of this year was $2,105,000 or $0.33 and $0.32 per share based on basic and diluted weighted average shares outstanding, respectively, versus $3,522,000 or $0.56 and $0.52 per share, respectively, for the same period last year.
     For the first nine months of fiscal 2007, net sales decreased 2% to $135,302,000 from $138,287,000 for the comparable prior year period and net income declined 10% to $9,790,000 from $10,833,000 last year. For the first nine months of fiscal 2007, net income per share based on basic weighted average shares outstanding was $1.54 versus $1.72 for the first nine months last year, and net income per share based on diluted weighted average shares outstanding was $1.48 versus $1.61 last year.
     Joseph Stegmayer, Chairman, President and Chief Executive Officer, said, “We achieved solid performance in a very difficult market environment. Industry wide shipments of factory built homes have declined nationwide, including the Southwest and Pacific regions in which we participate. Consistent with industry trends, Cavco’s incoming order rates were soft during the quarter and order backlogs were depleted. Accordingly, we lowered our rates of production which had an adverse effect on efficiency and profitability.”
     Mr. Stegmayer concluded, “The outlook for the housing industry is uncertain, as evidenced by the diverse opinions of economists and analysts. However, we feel that we are well positioned in the marketplace with a broad product line ranging from entry level affordable housing to custom designed homes. In addition, the geographic markets in which we participate offer positive population growth and demographic factors that are generally favorable for the manufactured housing market.”
     Cavco’s senior management will hold a conference call to review these results tomorrow, January 26, 2007, at 11:00 a.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.earnings.com. An archive of the webcast and presentation will be available for 90 days at these website addresses.
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical and seasonal nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, our contingent repurchase obligations related to wholesale financing, competition, our ability to maintain relationships with retailers, labor shortages, pricing and availability of raw materials, unfavorable zoning ordinances and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2006 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,
	2006	2006
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,701	$15,122
Short-term investments	49,900	42,900
Restricted cash	191	1,223
Accounts receivable	11,426	11,568
Inventories	13,039	12,733
Prepaid expenses and other current assets	2,582	1,446
Deferred income taxes	4,100	4,040

Total current assets	90,939	89,032

Property, plant and equipment, at cost:
Land	6,050	6,050
Buildings and improvements	6,857	6,744
Machinery and equipment	7,450	6,752

	20,357	19,546
Accumulated depreciation	(7,721)	(7,202)

	12,636	12,344

Goodwill	67,346	67,346

Total assets	$170,921	$168,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,304	$6,269
Accrued liabilities	19,296	26,384

Total current liabilities	22,600	32,653

Deferred income taxes	12,290	11,040

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,374,480 and 6,352,980 shares, respectively	64	64
Additional paid-in capital	122,566	121,354
Retained earnings	13,401	3,611

Total stockholders’ equity	136,031	125,029

Total liabilities and stockholders’ equity	$170,921	$168,722

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales	$38,189	$45,320	$135,302	$138,287
Cost of sales	31,871	36,365	110,316	110,086

Gross profit	6,318	8,955	24,986	28,201
Selling, general and administrative expenses	3,765	3,946	11,904	12,265

Income from operations	2,553	5,009	13,082	15,936
Interest income	589	387	1,782	1,033

Income from continuing operations before income taxes	3,142	5,396	14,864	16,969
Income tax expense	1,037	1,874	5,208	6,388

Income from continuing operations	2,105	3,522	9,656	10,581
Income from discontinued retail operations net of income taxes of $66 and $148	134	252	134	252

Net income	$2,239	$3,774	$9,790	$10,833

Net income per share (basic):
Continuing operations	$0.33	$0.56	$1.52	$1.68
Discontinued retail operations	$0.02	$0.04	$0.02	$0.04

Net income	$0.35	$0.60	$1.54	$1.72

Net income per share (diluted):
Continuing operations	$0.32	$0.52	$1.46	$1.57
Discontinued retail operations	$0.02	$0.04	$0.02	$0.04

Net income	$0.34	$0.56	$1.48	$1.61

Weighted average shares outstanding:
Basic	6,361,869	6,336,342	6,358,889	6,309,010

Diluted	6,615,263	6,775,614	6,625,725	6,721,977

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CAVCO INDUSTRIES, INC.
Other Operating Data – Continuing Operations
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales
Manufacturing	$35,814	$44,013	$128,758	$133,923
Retail	4,078	3,864	11,874	10,211
Less: Intercompany	(1,703)	(2,557)	(5,330)	(5,847)

Net sales	$38,189	$45,320	$135,302	$138,287

Floor shipments — manufacturing	1,353	1,732	4,703	5,369

Average sales price per floor — manufacturing	$26,470	$25,412	$27,378	$24,944

Home shipments — manufacturing	898	1,049	2,866	3,168

Average sales price per home — manufacturing	$39,882	$41,957	$44,926	$42,274

Home shipments — retail	39	41	115	122

Capital expenditures	$97	$135	$811	$5,212

Depreciation	$147	$235	$519	$696

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